Exhibit 4.4

COMMON STOCK UNIT PURCHASE AGREEMENT

This Common Share Stock Unit Purchase Agreement (this "Agreement"), dated as of ______________________, 20___ is made and entered into by and among NEW NRG, INC., a Delaware corporation (the "Company"), and each of those persons and entities, severally and not jointly, whose names are set forth on Exhibit A hereto (which persons and entities are herein collectively referred to as the "Investors" and each individually as an "Investor")

RECITALS

WHEREAS, the Company has authorized the sale and issuance of up to an aggregate of Two Million (2,000,000) shares of its Common Stock, par value $0.0001 per share, of the company;

WHEREAS, each Investor desires to purchase from the Company, and the Company desires to issue and sell to each Investor, certain Units consisting of shares of the Common Shares plus a specified number of Warrants as described in, and on the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.

Definitions.  As used in this Agreement, the following terms shall have the indicated meanings:

"Agreement" has the meaning specified in the Preamble to this Agreement.

"Balance Sheet" has the meaning specified in Section 3.9 of this Agreement.

"Board" shall mean the Board of Directors of the Company.

"Closing" has the meaning specified in Section 2.2 of this Agreement.

"Closing Date" has the meaning specified in Section 2.2 of this Agreement.

"Common Stock" shall mean the Company's common stock, par value $0.001 per share.

"Common Stockholders" shall mean any holder of common shares.

"Company" has the meaning specified in the Preamble to this Agreement.

"Confidential Information" has the meaning specified in Section 8.13 of this Agreement.

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"Financial Statements" has the meaning specified in Section 3.9 of this Agreement.

"GAAP" shall mean generally accepted accounting principles.

"Investor" and "Investors" shall have the meanings specified in the Preamble to this Agreement.

"Investor Stock" shall mean: (i) the shares of Common Shares issued to an Investor hereunder or otherwise owned by such Investor, (ii) the Common Shares issued to the Investor and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution on or with respect to, or in replacement of, any shares of Series A Preferred or Conversion Shares referred to in (i) and (ii) above.

"Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, assets, financial condition or results of operations of such Person and its subsidiaries, if any, taken as a whole.

"Person" shall mean an individual, corporation, partnership, limited liability company or partnership, association, trust, joint venture or other entity.

"Purchase Price" has the meaning specified in Section 2.1 (c) of this Agreement.

"Restated Certificate" shall mean the Company's Restated Certificate of Incorporation available for inspection upon request.

"SEC" shall mean the United States Securities and Exchange Commission.

"Shares" has the meaning specified in Section 2.1

"Transaction Documents" shall mean the Amended and Restated Stockholders' Agreement, the Warrants and the Purchase Agreement.

"Unit" shall mean the combination of (13,333) shares of Common Stock and (33,333) Warrants for shares of the Company's Common Stock at an exercise price of $10,000.00 per Unit.

"Warrants" shall have the meaning specified in Section 2.1.

2.

Purchase and Sale of Stock.

2.1

Issuance and Sale of Unit Consisting of Common Stock and Warrant; Purchase Price.

(a)

Subject to and upon the terms and conditions set forth in this Agreement, at the Closing the Company will issue and sell to the Investors, and the Investors, severally and not jointly, shall purchase from the Company that number of Units consisting of (i) 13,333 shares of

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Common Stock (the "Shares") as are set forth opposite their respective names on Exhibit A hereto, (ii) 33,333 Warrants to purchase 33,333 additional Common Shares (the "Warrant") at an exercise price of $3.00 per share and an expiration date of thirty (30) months from the Closing.

(b)

In consideration of the issuance and sale of the Units consisting of Thirteen Thousand, Three Hundred and Thirty Three (13,333) Shares and one Thirty Three Thousand, Three Hundred and Thirty Three (33,333) Warrants of the Company's Common Stock, and in reliance upon the representations, warranties, covenants and agreements made herein by the Company to the Investors, at the Closing the Investors shall pay to the Company the amount (the "Purchase Price") set forth opposite their respective names on Exhibit A hereto.  The price per Unit is $10,000.  Payment of the Purchase Price shall be made by wire transfer or cashiers check, made payable to Chemical Consortium Holdings, Inc., of immediately available funds to an account designated by the Company in writing to the Investors.

2.2

Closing; Deliveries.

(a)

The closing of the sale and purchase of the Shares hereunder (the "Closing") shall take place at the offices of the Company 1941 Lake Whatcom Blvd. #212, Bellingham, WA 98229.  The date of the Closing is hereinafter referred to as the "Closing Date".

(b)

At the Closing, the Company shall deliver, or cause to be delivered, to each of the Investors (i) a certificate evidencing the Shares being purchased by such Investor, registered in the name of such Investor, against payment to the Company of the Purchase price by such Investor and (ii) the Warrants.

3.

Representations and Warranties of the Company.  The company hereby represents and warrants to the Investors that the statements contained in this Section 3 are true and correct representations and warranties of the Company.

3.1

Incorporation, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the State of Delaware.  The Company has full corporate power and all lawful authority to own, lease and operate its properties and assets and to carry on its business as presently conducted or as proposed to be conducted.  The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonable be expected to have a Material Adverse Effect.

3.2

Capitalization.  The authorized capital of the Company (immediately prior to the Closing) consists of (i) 50,000,000 shares of Common Stock, par value $0.001 per share, of which 13,580,000 shares are issued and outstanding, 10,000,000 shares have been reserved for issuance upon exercise of options to be granted under the Stock Option Plan (of which options to purchase 2,000,000 shares have been granted and are currently outstanding), 2,000,000 shares have been reserved for issuance upon exercise of the Attached Common Shares and Warrants,  All of the issued and outstanding shares of Common have been duly authorized and validly

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issued and are fully paid and non-assessable with no personal liability attached to the ownership thereof.  Except for the forgoing, as provided for herein: (i) there are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments or other agreements or arrangements of any character or nature whatsoever under or pursuant to which the Company is or may become obligated to issue any shares of its capital stock, (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any distribution in respect thereof, (iii) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company and (iv) the Company has no obligation (contingent or otherwise) to issue any subscription, option, warrant, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidence of indebtedness or assets of the Company.  All shares of Common Stock, Preferred Stock and all other outstanding securities of the Company have been issued in compliance with all applicable federal and state securities laws.  The Capitalization Table sets forth a true and complete list of the names of the record and beneficial owners of the Common Stock and Preferred Stock and the number of shares of Common Stock or Preferred Stock held by each stockholder of the Company as of the date hereof.  There are no shares of Common Stock or Preferred Stock held in the Company's treasury. The company makes no representation as to its intent to enter into future issuances of common or preferred shares.

3.3

Subsidiaries.  The Company does not currently own or control, directly or indirectly, any interest in any other Corporation.  Upon finance close of the NorthWest Biofuels project, the Company will own a majority of that corporation.

3.4

Authority; Due Authorization.  The Company has the full right, power and authority to execute and deliver this Agreement and the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  The execution and delivery by the Company of this Agreement and the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, including the authorization, issuance and delivery of the Shares, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary director and stockholder action in respect thereof.  No other proceedings on the part of the Company, its officers, directors or stockholders, are necessary to authorize the execution and delivery of this Agreement or the Transaction Documents and the performance by the Company of its obligations hereunder or thereunder.  This Agreement is and each of the Transaction Documents has been, or, when executed will be, duly executed and delivered by the Company.  This Agreement constitutes, and each of the Transaction Documents when executed will constitute, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditor's rights generally and to general equitable principles.

3.5

Valid Issuance of Securities.

(a)

The Units, when issued, sold and delivered in accordance with the terms of this Agreement and the Restated Certificate shall be duly and validly issued, fully paid and non-

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assessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Stockholders' Agreement and applicable state and federal securities laws. The underlying shares will be issued under rule 144 and shall be restricted from sale for a period of 2 years or until such date as a registration statement filed with the US Securities and Exchange Commission is filed and accepted.

(b)

The Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Shares, this Agreement and the Restated Certificate, shall be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Stockholders' Agreement and applicable federal and state securities laws.

3.6

Stockholder Agreements.  Except as provided in this Agreement, the Transaction Documents, there are no agreements, written or oral, between the Company and any holder of its securities, or to the Company's knowledge, among any holders of its securities, relating to the acquisition (including, without limitation, rights of first refusal, anti-dilution or preemptive rights), disposition, registration under the Securities Act, or voting of the Common Stock or Preferred Stock.

3.7

Governmental Consents.  All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any federal, state or local governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein have been obtained and are effective, except for such filings required to be made after the Closing under applicable federal and state securities laws, which shall be timely made within the applicable periods therefore.

3.8

Compliance with Other Instruments.

(a)

The Company is not in, nor shall the conduct of its business as proposed to be conducted result in, any violation, breach or default of any term of its Restated Certificate or By-Laws or any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company its business or operations or any of its assets or properties.

(b)

The execution and delivery by the Company of this Agreement and the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby shall not: (i) conflict with or violate any provision of its Restated Certificate or By-Laws, (ii) conflict with, result in a breach of, or constitute (with or without due notice or lapse of time or both) a default under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract to which the party is a contract or (iii) constitute an event which results in the creation of any lien, claim, encumbrance, security interest or charge upon any asset of the Company, the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

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3.9

Financial Statements; Liabilities.

The Company has made available to the Investors the unaudited balance sheet as of December 31st, 2006 (the "Balance Sheet") and the unaudited income statement of the Company for the period ended December 31st, 2006 (collectively, the "Financial Statements").  Such Financial Statements (i) were prepared from the books and records of the Company; (ii) are true, correct and complete; and (iii) present fairly, in all material respects, the financial condition and results of operations of the Company as of the date or dates and for the period or periods therein specified.  The books of account and other financial records of the Company are in good order and have been properly maintained in all material respects.

3.10

Full Disclosure.  The Company has provided the Investors with all information requested by the Investors in connection with each Investor's decision to purchase the Shares.

4.

Representations and Warranties of the Investor.  Each of the Investors hereby represents and warrants, severally and not jointly, to the Company that:

4.1

Organization, Good Standing and Qualification.  Investor has been duly formed and/or incorporated and is validly existing and in good standing under, and by virtue of, the laws of the jurisdiction of its organization or incorporation, as the case may be, and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

4.2

Investment.  Each of the Investors is an "accredited investor" as defined in Rule 501(a) of the Securities Act or has sought investment advice on this transaction from a registered securities advisor or legal advisor, and is acquiring the Shares for its own account, not as a nominee or agent for any other Person, and not with a view to, or in connection with, the sale or distribution thereof in violation of the securities laws of the United States or any state thereof.

4.3

Investigation; Consideration of Risks.  Each of the Investors acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with the Company's officers and has had access to information about the Company that it has requested.  Each Investor further acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant hereto.  Each Investor has such knowledge or experience in financial and business matters that it is capable, either alone or together with its financial and/or legal advisor(s), if any, of evaluating the merits and risks of investing in the Company.  The Investor realizes that this investment involves a high degree of risk, including the risk of loss of all investment in the Company. The Investor is able to bear the economic risk of the investment, including the total loss of such investment. The Investor is experienced and knowledgeable in financial and business matters to the extent that the Investor incapable of evaluating the merits and risks of the prospective investment in the Shares.

4.4

Registration; Restricted Securities.  Each Investor understands that the Shares are restricted securities within the meaning of Rule 144 under the Securities Act and that the Shares must be held for a period of two years or until such time as those shares are registered for sale

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under the Securities Act or an exemption from such registration is available.  Each Investor further understands that among the conditions for use of Rule 144 may be the availability of current public information about the Company and that such information is not now available.

4.5

Restrictive Legends.  It is understood that the certificates representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

4.6

Authority.  Each of the Investors has the full right, power and authority to execute and deliver this Agreement and the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  The execution and delivery by each Investor of this Agreement and the Transaction Documents, the performance by each Investor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action in respect thereof on the part of each Investor.  No other proceedings on the part of the Investors are necessary to authorize the execution and delivery of this Agreement or the Transaction Documents and the performance by the Investors of their obligations hereunder or thereunder.  This Agreement is, and the Transaction Documents have been, or, when executed will be, duly executed and delivered by the Investors.  This Agreement constitutes, and each of the Transaction Documents when executed will constitute, valid and binding obligations of each of the Investors, enforceable against each Investor in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditor's rights generally and to general equitable principles.

4.7

No Public Market.  Each of the Investors understands that limited or no public market now exists for any of the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

5.

Affirmative Covenants of the Company.  The Company covenants to the Investors as follows:

5.1

Removal of Restrictive Legend.  The legend set forth in Section 4.5 above shall be removed by the Company from any certificate evidencing the Shares upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the Shares or that the Shares can be freely transferred in a public sale without such a registration statement being in

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effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares.

(a)

The Company hereby agrees that the shares issued shall carry "piggy back" registration rights allowing their inclusion in the shares to be registered should an appropriate registration statement be planned.  The Company agrees to notify the investor in appropriately in advance of the planning of such a registration statement in order to allow the investor to request the inclusion of their shares should they so desire.

5.2

Basic Financial Information and Reporting.

(a)

The Company will maintain true books and records in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under GAAP consistently applied.

(b)

As soon as practicable, and within ninety (90) days thereafter, the Company will furnish each Investor with an un-audited balance sheet of the Company, as at the end of such fiscal year, and un-audited statements of income and cash flows of the Company, for such year, all prepared in accordance with GAAP consistently applied. The provision of these statements may be in direct mailings or public filings with the US Securities and Exchange Commission.

5.3

Inspection Rights.  For so long as an Investor and its affiliates collectively hold at least 10% of the outstanding shares of Stock (as adjusted pursuant to Section 8.14 hereof), the Investor shall have the right to participate as a non-voting observer during all meetings of the Company's Board, visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times during business hours and as often as may be reasonably requested.  The rights granted hereby shall be in addition to, and not in limitation of, any rights afforded stockholders under the General Corporation Law of the State of Delaware.

5.4

Securities Filings.  The Company shall timely make, within the applicable periods therefore, all filings required to be made after the Closing under applicable federal and state securities laws in connection with the offer and sale of the Shares.

6.

Obligations of the Company at Closing.  At the Closing, the Company shall deliver to the Investors the following:

(a)

A copy of the Restated Certificate of incorporation (If necessary) as in effect as of the Closing Date, certified by the Secretary of the Company;

(b)

By-Laws of the Company, certified by its Secretary or Assistant Secretary, as in effect as of the Closing Date;

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(c)

Resolutions of the Board and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date;

(d)

The Warrants; and

(e)

Certificates representing the Shares.

7.

Obligations of the Investors at Closing.  At the Closing, the Investors shall deliver to the Company the following:

(a)

A Joinder Agreement to the Third Amended and Restated Stockholders' Agreement and the Third Amended and Restated Registration Rights Agreement executed by each Investor; and

(b)

The aggregate purchase price required to be paid by each Investor with respect to its purchase of the Shares hereunder.

(c)

A Signed Subscription Agreement.

8.

Miscellaneous.

8.1

Survival of Representations, Warranties and Agreements.  The representations and warranties in this Agreement, including any rights arising out of any breach of such representations and warranties, shall survive the Closing for a period of two years.  All covenants in this Agreement, including any rights arising out of any breach thereof, shall survive the Closing for the periods specified in Section 5; provided that if no period is specified such covenants shall survive indefinitely.

8.2

Transfer; Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.  The Company may not assign its rights and obligations hereunder without the consent of the Investors (which consent shall not be unreasonably withheld or delayed).  The provisions of this Section 8.2 shall not limit the Investors' ability to assign their rights and obligations under any Transaction Document.

8.3

Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

8.4

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  This Agreement may be executed by facsimile signature.

8.5

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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8.6

Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications under this Agreement shall be in writing and shall be conclusively deemed delivered and effective (i) when hand delivered to the other party, (ii) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (iv) in the case of a facsimile transmission, upon transmission thereof by the sender and the issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error; provided, however, that the sender shall contemporaneously mail a copy of the notice to the addressee by the method provided for in (i) or (ii) above, but such mailing shall in no way alter the time at which the notice sent by facsimile transmission is deemed received, in each case to the intended recipient as set forth below:

If to the Company, at

New NRG, Inc.

1941 Lake Whatcom Blvd. #212

Bellingham, WA 98229

Attention:  Chairman

Facsimile: (877)-840-2053

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

8.8

Fees and Expenses.  Except as otherwise expressly provided herein, the Company and each Investor will each pay their own respective costs and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, attorneys' fees, accountants' fees and other professional fees and expenses.

8.9

Amendments and Waivers.  Any term of this Agreement may be amended, only in a writing signed by the Company and the Investors.  Any amendment or waiver effected in accordance with this Section 8.9 shall be binding upon the Investors and each transferee of the Common Shares, each future holder of all such securities and the Company.

8.10

Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

8.11

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-

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defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.12

Entire Agreement.  This Agreement and the documents referred to herein, including the Transaction Documents and the Letter Agreement, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

8.13

Confidentiality.  The Investors agree that they will keep confidential and will not disclose, divulge or use for any purpose other than to evaluate and monitor their investment in the Company any confidential, proprietary or secret information which the Investors may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Investors pursuant to this Agreement, or pursuant to visitation or inspection rights granted hereunder or under any Transaction Document ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 8.13 by the Investors); provided, however, that the Investors may disclose Confidential Information (i) to their attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with evaluating and monitoring the Investors' investment in the Company, (ii) in connection with any legal proceeding relating to this Agreement or any of the Transaction Documents or (iii) as may otherwise be required by law, provided that the Investors take reasonable steps to minimize the extent of any such required disclosure.  Subject to the provisions of this Section 8.13, the Investors shall use, and shall use their best efforts to ensure that their authorized representatives use, the same degree of care as the Investors use to protect their own confidential information to keep confidential any Confidential Information furnished to them, except that the Investors may disclose such Confidential Information to any partner, member, subsidiary or parent of the Investors so long as such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 8.13

8.14

Adjustments for Stock Splits, Etc.  Where in this Agreement there is a reference to a specific number of shares of Investor Stock, then, upon the occurrence of any subdivision, combination, stock dividend or stock split, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect of such subdivision, combination, stock dividend or stock split on the outstanding shares of stock.

8.15

Legal Fees.  If any Action is necessary to enforce or interpret the terms of this Agreement or any of the Transaction Documents, the prevailing party shall be entitled to

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reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first written above.

THE COMPANY:

NEW NRG, INC.

By:

/s/ J. Greig

Name:

J. Greig, Ph.D.

Title:

Chairman & CEO

THE INVESTOR(S):

Printed Name

Signature

______________________________

______________________________

______________________________

______________________________

______________________________

______________________________

______________________________

______________________________

______________________________

______________________________

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